CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated May 6, 2003 Dreyfus Institutional Preferred Money Market Fund and Dreyfus Institutional Preferred Plus Money Market Fund, which is incorporated by reference in this Registration Statement (Form N-1A 333-26513 and 811-8211) of Dreyfus Institutional Preferred Money Market Funds.







                                        /S/ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP


New York, New York
July 23, 2003